Exhibit 99.4

         Consent of Everette G. Allen, Jr. to be Named as Trustee Nominee


                                October 26, 1998


Hersha Hospitality Trust
148 Sheraton Drive, Box A
New Cumberland, Pennsylvania  17070

                       Registration Statement on Form S-11
                        2,000,000 Shares of Common Stock

Gentlemen:

      I, Everette G. Allen, Jr., hereby consent to be named as a trustee nominee of Hersha Hospitality Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), in the Company's Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of 2,000,000 shares of common stock, $0.01 par value, of the Company.

                                    Very truly yours,

                                    /s/ Everette G. Allen, Jr.
                                    --------------------------
                                        Everette G. Allen, Jr.